SUB-ITEM 77I
Terms of new or amended securities


(1)	On April 7, 2017, 485BPOS, Accession No.
0000717316-17-000023, an amendment to the
registration statement of American Century California
Tax-Free and Municipal Funds, was filed with the Securities and Exchange Commission. This amendment registered the following new classes, all of which were effective April 10, 2017, and describes the characteristics of the new classes.

	California High-Yield Municipal Fund
		Y Class

	California Intermediate-Term Tax-Free Bond
Fund
		Y Class

(2)	Effective April 10, 2017 the following classes
were renamed.

	California High-Yield Municipal Fund
		Institutional Class renamed I Class

	California Intermediate-Term Tax-Free Bond
Fund
		Institutional Class renamed I Class

	California Long-Term Tax-Free Fund
		Institutional Class renamed I Class